CANTOR FITZGERALD INFRASTRUCUTRE FUND

Class A Shares (CAFIX)

Class C Shares (CFCIX)

Supplement dated May 16, 2025

to the Prospectus and Statement of Additional Information dated August 1, 2024

This supplement updates certain information contained in the Prospectus and Statement of Additional Information (“SAI”) for the Class A and Class C shares of the Cantor Fitzgerald Infrastructure Fund (the “Fund”). You may obtain copies of the Fund’s Prospectus and SAI free of charge online at www.cantorinfrastructurefund.com, or upon request by calling toll-free 855-9-CANTOR.

Effective 60 days from the date of this supplement, the investment objective of the Fund will be changed to the following:

“The Fund’s investment objective is to maximize total return, with an emphasis on current income.”

All references in the Prospectus and SAI to the Fund’s investment objective are hereby replaced with the new investment objective above.

Effective 60 days from the date of this supplement, the Fund’s 80% investment policy is changed to the following:

“Under normal circumstances, the Fund intends to invest at least 80% of its assets (net assets plus borrowings for investment purposes) in securities issued by infrastructure companies, including Private Investment Funds, secondary interests and co-investments, and public infrastructure securities.”

All references in the Prospectus and SAI to the Fund’s 80% investment policy are hereby replaced with the 80% investment policy above.

Please retain this Supplement for future reference.

CANTOR FITZGERALD INFRASTRUCUTRE FUND

Class I Shares (CFIIX)

Class S Shares (CFISX)

Supplement dated May 16, 2025

to the Prospectus and Statement of Additional Information dated August 1, 2024

This supplement updates certain information contained in the Prospectus and Statement of Additional Information (“SAI”) for the Class I and Class S shares of the Cantor Fitzgerald Infrastructure Fund (the “Fund”). You may obtain copies of the Fund’s Prospectus and Statement of Additional Information free of charge online at www.cantorinfrastructurefund.com, or upon request by calling toll-free 855-9-CANTOR.

Effective 60 days from the date of this supplement, the investment objective of the Fund will be changed to the following:

“The Fund’s investment objective is to maximize total return, with an emphasis on current income.”

All references in the Prospectus and SAI to the Fund’s investment objective are hereby replaced with the new investment objective above.

Effective 60 days from the date of this supplement, the Fund’s 80% investment policy is changed to the following:

“Under normal circumstances, the Fund intends to invest at least 80% of its assets (net assets plus borrowings for investment purposes) in securities issued by infrastructure companies, including Private Investment Funds, secondary interests and co-investments, and public infrastructure securities.”

All references in the Prospectus and SAI to the Fund’s 80% investment policy are hereby replaced with the 80% investment policy above.

Please retain this Supplement for future reference.